SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 24, 2005
Date of Report (date of earliest event reported)

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

as Depositor under a
Pooling and Servicing Agreement
dated as of March 1, 2005
providing for the issuance of

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATES,
WMALT SERIES 2005-2
(Exact name of Registrant as specified in its charter)

Delaware	333-103345	94-2528990
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 THIRD AVENUE, WMT 1706
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 377-8555

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8  OTHER EVENTS

Item 8.01.  Other Events

The tables and materials filed separately, under cover of Form SE in accordance with Rule 202 of Regulation S-T pursuant to a continuing hardship exemption, were prepared by WaMu Capital Corp. (the "Underwriter") at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors.  Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions.  Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

SECTION 9  FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits

The following Exhibit is filed separately, under cover of Form SE (filed March 24, 2005 under CIK #0000314643) in accordance with Rule 202 of Regulation S-T pursuant to a continuing hardship exemption.

 99.1  Certain Computational Materials prepared by the Underwriter in connection with Washington Mutual Mortgage Securities Corp., Washington Mutual Mortgage Pass-Through Certificates, WMALT Series 2005-2.

Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Prospectus and Prospectus Supplement of Washington Mutual Mortgage Securities Corp. relating to its Washington Mutual Mortgage Pass-Through Certificates, WMALT Series 2005-2.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
Date: March 24, 2005	By:	/s/ Richard Careaga Richard Careaga First Vice President (Authorized Officer)

Exhibit Index

Exhibit No.	Description

99.1	Certain Computational Materials prepared by the Underwriter in connection with Washington Mutual Mortgage Securities Corp., Washington Mutual Mortgage Pass-Through Certificates, WMALT Series 2005-2

This  Exhibit is filed separately, under cover of Form SE (filed March24, 2005 under CIK #0000314643) in accordance with Rule 202 of Regulation S-T pursuant to a continuing hardship exemption.